Exhibit 10.47

SECOND AMENDMENT TO
GAS SUPPLY AND DELIVERY SERVICE AGREEMENT
CONTRACT UGIU-P-1010
THIS SECOND AMENDMENT (this "Amendment") is entered into as of November 1, 2025 (the "Effective Date"), by and among UGI Utilities, Inc, a Pennsylvania Corporation ("Utility"), having an address at 1 UGI Drive, Denver, PA 17517, and UGI Energy Services, LLC, a Pennsylvania limited liability company ("UGIES"), having an address at 835 Knitting Mills Way, Wyomissing, PA 19610. Utility and UGIES may herein be referred to individually as a "Party" or collectively as the "Parties."
WITNESSETH:
WHEREAS, the Parties have entered into that certain Gas Supply and Delivery Service Agreement (the “Agreement”) dated November 1, 2015, pursuant to which UGIES currently provides for the delivery of a Maximum Daily Quantity of 106,465 Dth per day (1,596,975 Total Winter Entitlement) of a Firm supply service to the Utility through the 2025 Winter Season;
WHEREAS, the Agreement will expire in accordance with its terms on March 31, 2025;
WHEREAS, the Parties desire to extend the Agreement through and including the Delivery Day of March 31, 2030;
NOW THEREFORE, in consideration of the mutual provisions contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties, intending to be legally bound, hereby agree as follows:

1.As of the Effective Date, Section 1.11 of the Agreement is hereby amended to delete “during the Primary Term” in the second sentence of the first paragraph. In addition, for the list related to “Winter Season”, add “2025 through 2030” at the end of the list and for the list related to “TWE” add “1,596,975 Dth” at the end of the list (to align with the 2025 through 2030 period). With these changes, Section 1.11 will read:

1.11    “Total Winter Entitlement” or “TWE” shall mean the maximum quantity of Natural Gas the Utility is entitled to receive and UGIES is obligated to deliver on a Firm basis during a Winter Season. The TWE for each Winter Season shall be as follows:

Winter Seasons                    TWE
2015 through 2016                    854,895 Dth
2016 through 2017                    914,415 Dth
2017 through 2018                    1,141,935 Dth
2018 through 2019                    1,369,455 Dth
2019 through 2020                    1,596,975 Dth
2020 through 2025                    1,596,975 Dth

2025 through 2030                    1,596,975 Dth

2.As of the Effective Date, Section 2 of the Agreement is hereby amended by adding after the first sentence “The Rollover Term I will expire on March 31, 2025 and Utility exercised its right to extend the Agreement for a five (5) year term (“Rollover Term II”).” With these changes, Section 2 will read:

SECTION 2. Term
This Agreement shall be effective for a period commencing on and including the Delivery Day of November 1, 2015, and expiring on and including the Delivery Day of March 31, 2025 (the "Rollover Term I"). The Rollover Term I will expire on March 31, 2025 and Utility exercised its right to extend the Agreement for a five (5) year term (“Rollover Term II”). Utility shall have the right, in its sole discretion, to extend the Agreement for a subsequent five-year term (with each five-year period referred to as a "Rollover Term") by providing written notice to UGIES of its intent to extend the Agreement at least one (1) year prior to the expiration of any Rollover Term (referred to as a “Notice Date”). If Utility elects to extend the Agreement for one or more Rollover Terms, the MDQ and TWE and all terms and conditions of service shall remain unchanged unless expressly agreed to by the Parties; provided however that the applicable Reservation Charge and the Commodity Charge for the Rollover Term will be adjusted in accordance with Section 5.3 hereof.

3.As of the Effective Date, Section 3.2 of the Agreement is hereby amended by deleting “during the primary term” in the second sentence. In addition, for the list related to “Winter Seasons” add “2025 through 2030” at the end of the list and for the list related to “MDQ” add “106,465 Dth” at the end of the list (to align with the 2025 through 2030 period). With these revisions, Section 3.2 will read:

3.2    Maximum Daily Quantity. The “Maximum Daily Quantity” or “MDQ” shall mean the maximum quantity of Natural Gas that Utility may require UGIES to deliver on a Firm basis, on any day during a Winter Season. The MDQ for each Winter Season shall be as follows:

Winter Seasons                    MDQ
2015 through 2016                    56,993 Dth
2016 through 2017                    60,961 Dth
2017 through 2018                    76,129 Dth
2018 through 2019                    91,297 Dth
2019 through 2020                    106,465 Dth
2020 through 2025                    106,465 Dth
2025 through 2030                    106,465 Dth

4.As of the Effective Date, Section 3.3 of the Agreement is hereby amended to add the following entry at the bottom of the table.

Winter Season	MDQ	Delivery Point(s)
2025 through 2030	Up to 25,000 Dth	Utility's physical interconnection at either Transco Meter No. 1006691 or any mutually agreeable interconnection between Utility's distribution system and UGIES's peaking facilities.
	Up to 81,465 Dth	Any mutually agreeable interconnection between Utility’s distribution system and UGIES’s peaking facilities.

5.As of the Effective Date, Section 5.1 of the Agreement is hereby amended by changing the lists under the first sentence, by adding “November 2025 through March 2030” at the end of the list. For the list related to “Annual Charge”, add $17,073,263.09 at the end of the list (to align with the 2025 through 2030 period. For the list under this paragraph (i.e., the list related to Term), add “November 2025 through March 2030” at the end of the list. For the list related to “Monthly Installment Charge”, add $3,414,652.62 at the end of the list (to align with the 2025 through 2030 period). With these changes, Section 5.1 will read:

5.1    Reservation Charge. Utility shall pay UGIES a Reservation Charge during the Term, as follows:

Term                            Annual Charge
November 2015 through March 2016            $11,626,572.00
November 2016 through March 2017            $11,399,707.00
November 2017 through March 2018            $11,723,866.00
November 2018 through March 2019            $14,059,738.00
November 2019 through March 2020            $16,395,610.00
November 2020 through March 2025            $16,664,516.17
November 2025 through March 2030            $17,073,263.09

The Reservation Charge above shall be paid in five (5) equal installments due on November 1, December 1, January 1, February 1, and March 1, during each year of the Term, as follows:

Term                            Monthly Installment Charge
November 2015 through March 2016            $2,325,314.40
November 2016 through March 2017            $2,279,941.40
November 2017 through March 2018            $2,344,773.20
November 2018 through March 2019            $2,811,947.60
November 2019 through March 2020            $3,279,122.00
November 2020 through March 2025            $3,332,903.23
November 2025 through March 2030            $3,414,652.62

The Reservation Charge shall be billed and paid in accordance with Section 6 hereof.

6.As of the Effective Date, Section 5.3 of the Agreement is hereby amended by adding “The Rollover Term I will expire on March 31, 2025 and Utility exercised its right to extend the Agreement for a five (5) year term (“Rollover Term II”)” after the first sentence. In the second sentence, delete “using 2023 as the base.” and replace it with “using 2028 as the base.” With these changes, Section 5.3 will read:

5.3 Rollover Period Price Adjustment. Utility shall have a Right of First Refusal (“ROFR”) to extend the Agreement upon the expiration of the Primary Term or any Rollover Term. The Rollover Term I will expire on March 31, 2025 and Utility exercised its right to extend the Agreement for a five (5) year term (“Rollover Term II”). In the event that Utility elects to extend the Agreement for one or more Rollover Terms, the Reservation Charge applicable to each Rollover Term shall be escalated based on the U.S. Gross Domestic Product Implicit Price Deflator, using 2028 as the base. For any subsequent term, the escalation fee will be based on the U.S. Gross Domestic Product Implicit Price Deflator using the index from the penultimate year of the subsequent term.

IN WITNESS WHEROF, the Parties have caused this Amendment to be signed by their duly authorized offices of this effective date.

UGI UTILITIES, INC.

By:    /s/ Paul Szykman

Name: Paul Szykman
Title: Chief Regulatory Officer

UGI ENERGY SERVICES, LLC

By:    /s/ Joseph Hartz

Name: Joseph Hartz
Title: President & Chief Executive Officer
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